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                                                                    Exhibit 21.1

                               eDiets.com, Inc.

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

----------------------------------        --------------------------------
              NAME                                  JURISDICTIION
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          eDiets, Inc.                                Delaware
      eDiets, B.V.I., Inc.                     British Virgin Islands
        DietSmart, Inc.                               Delaware